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                                                                       Exhibit C

                   SUPPLEMENT NO. 1 TO FISCAL AGENCY AGREEMENT

         SUPPLEMENT NO. 1, dated as of [T-3], 2004 (this "Supplement"), to the Fiscal Agency Agreement (the "Fiscal Agency Agreement"), dated as of October 4, 1999, between THE REPUBLIC OF THE PHILIPPINES, as issuer (the "Issuer"), and THE CHASE MANHATTAN BANK, as fiscal agent (the "Fiscal Agent", which term includes any successor fiscal agent under the Fiscal Agency Agreement). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

                                    RECITALS

         WHEREAS, clause (v) of the second paragraph of Section 12(b) of the Fiscal Agency Agreement provides that the Issuer and the Fiscal Agent may, without the vote or consent of any holder of the Securities of any Series, amend the Fiscal Agency Agreement in any manner which the Issuer and the Fiscal Agent may determine and which shall not be inconsistent with the provisions of the Securities of any such Series and shall not adversely affect the interest of any holder of Securities of any Series in any material respect; and

         WHEREAS, the Issuer has requested and the Fiscal Agent has agreed, consistent with such clause (v), to amend the Fiscal Agency Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. Scope of Supplement. The provisions of this Supplement shall apply only to (a) the [ ]% Global Bonds due [ ] (the "New Global Bonds") to be issued by the Issuer on or around [T+8], 2004, (b) any Securities issued in the future under the Fiscal Agency Agreement, as amended by this Supplement, that form a single series with the New Global Bonds, and (c) any other Securities issued in the future under the Fiscal Agency Agreement, as amended by this Supplement, that are in their terms stated to be subject to Section 13 thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities issued in the future under the Fiscal Agency Agreement, as amended by this Supplement, that are not so stated as being subject to Section 13 thereof.

         SECTION 2. Amendment to Section 12, Meetings and Amendments. Section 12 of the Fiscal Agency Agreement is hereby amended to change its title to "Meetings and Amendments relating to Securities Other than Collective Action Securities" and to insert the following sentence immediately after the title of the Section: "The provisions of this Section 12 shall apply to the Securities of each Series other than Collective Action Securities (as defined below)."

         SECTION 3. Renumbering of Sections 13, 14, 15, 16, 17 and 18. Sections 13, 14, 15, 16, 17 and 18 of the Fiscal Agency Agreement are hereby renumbered as Sections 14, 15, 16, 17, 18 and 19, respectively.



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         SECTION 4. Addition of Section 13. A new Section 13 is hereby added to the Fiscal Agency Agreement, to read as follows:

         "SECTION 13. Meetings and Amendments Relating to Collective Action Securities. The provisions of this Section 13 shall apply only to (a) the [ ]% Global Bonds due [ ] (the "New Global Bonds") to be issued by the Issuer on [T+8], 2004, (b) any Securities issued after [T+8], 2004 under this Agreement that form a single series with the New Global Bonds, and (c) any other Securities issued after [T+8], 2004 under this Agreement that are in their terms stated to be subject to this Section 13 (collectively, the "Collective Action Securities").

         (a) Calling of Meeting, Notice and Quorum. A meeting of holders of the Securities of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series or to modify, amend, supplement or waive the terms of the Securities of such Series or this Agreement as hereinafter provided. The Issuer may at any time call a meeting of holders of the Securities of a Series for any such purpose to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Issuer shall determine. Notice of every meeting of holders of the Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% in aggregate principal amount of the Outstanding (as defined in subsection (f) of this Section) Securities of a Series shall have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof not less than 30 nor more than 60 days prior to the date fixed for the meeting.

         To be entitled to vote at any meeting of holders of the Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. At any meeting of holders, other than a meeting to discuss a Reserved Matter (as defined below), the persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of holders held to discuss a Reserved Matter, the persons entitled to vote 75% of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of quorum, the persons entitled to vote 75% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the original meeting. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered


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Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 30 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         (b) Non-Reserved Matters. (i) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of the Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend, supplement or waive the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement in any way, other than a modification, amendment, supplement or waiver constituting a Reserved Matter (as defined below), and the holders of the Securities of a Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series, other than a waiver or other action constituting a Reserved Matter.

         (c) Reserved Matters. (i) At any meeting of holders of the Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of the Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding (for the avoidance of doubt, not of only the Outstanding Securities of such Series represented at such meeting but of all the Securities of such Series Outstanding at that time), or (ii) with the written consent of the owners of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding, the Issuer and the Fiscal Agent may make any modification, amendment, supplement or waiver of this Agreement or the terms and conditions of the Securities of such Series that would (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of, or the portion of such principal amount which is payable upon acceleration of the maturity of, or the interest rate on, or any premium payable upon redemption of, any Security of such Series, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such Series, or permit the Issuer to redeem the Securities of such Series if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction,


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notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of "Outstanding" with respect to the Securities of such Series, (F) change the obligation of the Issuer to pay additional amounts with respect to the Securities of such Series, (G) change the governing law provision of the Securities of such Series, (H) change the courts to the jurisdiction of which the Issuer has submitted, the Issuer's obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, The City of New York, as set forth in Section 16 hereof, or the Issuer's waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities of such Series, as set forth in Section 16 hereof, (I) in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series), or
(J) change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under "Description of the Debt Securities--Status of Debt Securities" in the prospectus, as amended by any prospectus supplement, applicable to the Securities of such Series. Each of the actions set forth in clauses (A) through (J) of the preceding sentence is referred to herein as a "Reserved Matter."

         (d) Non-Material Amendments. The Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities of a Series, amend this Agreement or the Securities of such Series to (i) add to the covenants of the Issuer for the benefit of the holders of Securities or coupons, (ii) surrender any right or power conferred upon the Issuer, (iii) secure the Securities pursuant to the requirements of the Securities or otherwise, (iv) cure any ambiguity or cure, correct, supplement or waive any defective provision herein or therein or (v) amend this Agreement or the Securities of such Series in any other manner which the Issuer and the Fiscal Agent may determine and which shall not be inconsistent with the provisions of the Securities of such Series and shall not adversely affect the interests of any holder of Securities of any Series in any material respect.

         (e) Binding Nature of Amendments, Notice, Notations, etc. It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of a Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereto or thereof) shall be given


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to each holder of Securities affected thereby, in all cases as provided in the
Securities of such Series.

         Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series, modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

         (f) "Outstanding" Defined. For purposes of the provisions of this Agreement and the Securities of any Series, any Security of such Series authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be "Outstanding", except:

                  (i) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

                  (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and, premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

                  (iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned, directly or indirectly, by the Issuer or any public sector instrumentality of the Issuer shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities of such Series which the Fiscal Agent knows to be so owned shall be so disregarded. As used in this paragraph, "public sector instrumentality" means Bangko Sentral, any department, ministry or agency of the Issuer or any corporation, trust, financial institution or other entity majority-owned and controlled by the Issuer or any of the foregoing, and "control" means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of


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the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity."

         SECTION 5. Amended Exhibits. The Form of Registered Security and Form of Bearer Security attached as Exhibit A and Exhibit B, respectively, to the Fiscal Agency Agreement, are hereby deleted in their entirety and replaced by Exhibit A and Exhibit B attached hereto. Among matters, the revised Exhibits include the provisions relevant to the Collective Action Securities and the following changes:

         (a) The paragraph immediately following the descriptions of the nine events of default in the Form of Registered Security and Form of Bearer Security will be deleted in its entirety and replaced by the following:

"provided that in the case of clauses (ii), (v), (vi), and (vii), such event is materially prejudicial to the interests of the holders of the Securities of this series, (each of the events described in clauses (i) through (ix) being an "Event of Default"), then, and in every such case, the Fiscal Agent shall, upon the instruction of the Holders of not less than 25% of the aggregate principal amount of the Notes Outstanding (as defined in the Fiscal Agency Agreement) at that time, by written demand given to the Issuer with a copy to the Fiscal Agent, declare all the Notes to be, and the principal amount of all the Notes and the accrued interest thereon shall thereupon become, immediately due and payable, unless prior to receipt of such demand by the Issuer all such Events of Default shall have been cured, waived or otherwise remedied. If any and all existing Events of Default hereunder shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% of the aggregate principal amount of the Notes Outstanding at that time, by written notice to the Issuer and to the Fiscal Agent as set forth in the Fiscal Agency Agreement, by written consent or by a vote at meeting held in accordance with the provisions set forth herein, may, on behalf of all the Holders, rescind and annul any prior declaration of the acceleration of the principal of and interest accrued on the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon. Securities held by the Issuer shall not be considered "outstanding" for purposes of the preceding two sentences. Upon payment of the amount of principal so declared due and payable, all of the Issuer's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate. As used herein, "External Indebtedness" means any indebtedness that is denominated or payable by its terms in, or at the option of the holder thereof of payable in, a currency or currencies other than the currency of the Republic of the Philippines, "Indebtedness" means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed. No periodic evidence is required to be furnished by the Issuer as to absence of defaults."

         (b) The third-to-last paragraph in the Form of Registered Security and the fourth-to-last paragraph in the Form of Bearer Security will be deleted in its entirety and replaced by the following:

"The Issuer may from time to time without the consent of the holders of the Securities of this series create and issue further notes, bonds or debentures having the same terms and conditions as the Securities of this series in all respects (or in all respects except for the payment of interest on the Securities of this series (i) scheduled and paid prior to the date of issuance of such notes, bonds or debentures or (ii) payable on the first Interest Payment Date following such date of issuance) so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds and debentures of any series (including the Securities of this series), provided, however, that any such further issue may not have a greater amount of Original Issue Discount than the existing Securities have as of the date of issuance of the further issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Securities of this series) constituted by the Fiscal Agency Agreement or any agreement supplemental to it shall, and any other notes, bonds or debentures


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may (with the consent of the Fiscal Agent), be constituted by an agreement supplemental to the Fiscal Agency Agreement."

         SECTION 6. Effectiveness. This Supplement shall become effective as of the date hereof upon execution by the parties hereto.

         SECTION 7. Applicable Law. Except as otherwise provided by applicable mandatory provisions of law and except with respect to authorization, execution and delivery by the Issuer, this Supplement shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America.

         SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         SECTION 9. Amendment. Except as specifically amended, modified or supplemented hereby, the Fiscal Agency Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

                                     *  *  *



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their duly authorized representatives, all as of the date first above written.

                                      THE REPUBLIC OF THE PHILIPPINES, as Issuer



                                      By
                                            ------------------------------------
                                            Name:
                                            Title:



                                      JPMORGAN CHASE BANK, as [successor to
                                      THE CHASE MANHATTAN BANK and] Fiscal Agent



                                      By
                                            ------------------------------------
                                            Name:
                                            Title:





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